Exhibit 10.64

AMENDMENT NO. 1
TO THE
CD INTERNATIONAL ENTERPRISES, INC.
2013 EMPLOYEE AND CONSULTANT STOCK INCENTIVE
AND COMPENSATION PLAN

Section 4.1 of the CD International Enterprises, Inc. 2013 Employee and Consultant Stock Incentive and Compensation Plan (the “Plan”) is hereby deleted in its entirety and replaced with the following:

4.1           Number of Shares. The total number of shares of Common Stock reserved and available for issuance under the Plan shall be eleven million (11,000,000) shares. Shares of Common Stock under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.  The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with fiscal year 2014, by an amount equal to one and one-half percent (1.5%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 400,000 shares of Common Stock.  If any share of Common Stock that have been granted pursuant to a Stock Option ceases to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Stock Appreciation Right, Restricted Stock, Deferred Stock Award, or Other Stock-Based Award granted hereunder are forfeited or any such Award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such shares shall again be available for distribution in connection with future grants and Awards under the Plan.

Except as provided herein, all other terms and conditions of the Plan remain in full force and effect.  The foregoing amendment was approved by the Company’s Board of Directors on October 18, 2013.  All terms not otherwise defined herein shall have the same meaning as in the Plan.  This Amendment No. 1 to the Plan is effective as of October 18, 2013.

CD INTERNATIONAL ENTERPRISES, INC.

By: /s/ Yuejian (James) Wang
Yuejian (James) Wang, PhD
Chief Executive Officer